EXHIBIT 10.66

                              August 5, 1997


Mr. Wayne K. Hillin
13414 Sweet Surrender Court
Houston, Texas  77041

Re: STOCK OPTION AGREEMENT DATED AS OF APRIL 24, 1997 BETWEEN WAYNE K. HILLIN AND READING & BATES CORPORATION - OPTIONS WITH RESPECT TO 100,000 SHARES OF THE COMMON STOCK OF READING & BATES CORPORATION

Dear Wayne:

Reading & Bates Corporation (the "Company") requests you agree to a rescission of the stock options awarded pursuant to the above-referenced agreement, subject to: (a) completion of the transaction described in that Agreement and Plan of Merger dated as of July 10, 1997 among, inter alia, Falcon Drilling Company, Inc. and the Company and (b) such merger being accounted for on a "pooling of interests" basis. If the transaction, as described in such agreement, is not completed or is completed thereunder and accounted for on any basis other than a "pooling of interests", the Company agrees such rescission shall be of no legal effect, and the above-referenced stock options and award agreement shall be restored to full force and effect, as if this letter agreement had never existed.

If the foregoing is acceptable to you, please indicate your agreement in the space provided below, and return one fully executed copy of this letter to us for our files.

                              Very truly yours,

                              READING & BATES CORPORATION

                              By:
                                   Paul B. Loyd, Jr.

                              Its: Chairman and Chief Executive Officer


Agreed this        day of August, 1997.


Mr. Wayne K. Hillin